Registration No. 333-173886

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BARCLAYS PLC

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of Registrant’s name into English)

England	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Churchill Place

London E14 5HP, United Kingdom

Tel. No: 011-44-20-7116-1000

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Barclays Bank PLC

745 Seventh Avenue, New York, New York 10019

Tel. No: 212-526-7000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

George H. White

John O’Connor

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN, United Kingdom

Tel. No: 011-44-20-7959-8900

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Aggregate Offering Price per Unit / Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Debt Securities	(1)	$0 (2)
Dated Subordinated Debt Securities
Contingent Convertible Securities
Ordinary Shares, nominal value 25p per share (3)
Rights to purchase ordinary shares (including rights to purchase ordinary shares in the form of American depositary shares (3) (4)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(3)	A portion of the ordinary shares, nominal value 25p per share, of the registrant may be represented by the registrant’s American depositary shares, each of which represents four ordinary shares, evidenced by American depositary receipts. American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to the Registration Statement on Form F-6 (File No. 333-152742) and the Registration Statement on Form F-6 (File No. 333-190612).
(4)	No separate consideration will be received by the registrant for the rights offered hereby.

Explanatory Note

This Post-Effective Amendment No. 2 to the Registration Statement on Form F-3 (File No. 333-173886) is being filed by Barclays PLC for the purpose of (i) registering rights to purchase ordinary shares (including rights to purchase ordinary shares in the form of American depositary shares) pursuant to Rule 413(b) under the Securities Act, (ii) revising the base prospectus that forms part of the Registration Statement to reflect references to such rights to purchase ordinary shares (including rights to purchase ordinary shares in the form of American depositary shares) and (ii) filing additional exhibits to the Registration Statement relating to such rights to purchase ordinary shares (including rights to purchase ordinary shares in the form of American depositary shares). The existing base prospectus, dated July 29, 2013, that currently forms part of the Registration Statement is being replaced in its entirety by the base prospectus filed with this Post-Effective Amendment No. 2 to the Registration Statement. This Post-Effective Amendment No. 2 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

BARCLAYS PLC

Debt Securities

Contingent Convertible Securities

Ordinary Shares

Rights

This prospectus describes some of the general terms that may apply to the securities described herein (the “securities”) and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer from time to time senior and dated subordinated debt securities, contingent convertible securities, ordinary shares (including the ordinary shares into which the contingent convertible securities may under certain circumstances convert) and rights to purchase ordinary shares (including rights to purchase ordinary shares in the form of American depositary shares). In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in market-making transactions in these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in market-making transactions.

The securities are not deposit liabilities of Barclays PLC or Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2013

FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of the Group’s plans and its current goals and expectations relating to its future financial condition and performance. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may”, “will”, “seek”, “continue”, “aim”, “anticipate”, “target”, “projected”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Group’s future financial position, income growth, assets, impairment charges and provisions, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios), projected levels of growth in the banking and financial markets, projected costs, original and revised commitments and targets in connection with the Transform Programme, deleveraging actions, estimates of capital expenditures and plans and objectives for future operations and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards (“IFRS”), evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; U.K. domestic, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of the Group; the potential for one or more countries exiting the Eurozone; the ability to implement the Transform Programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group’s control. As a result, the Group’s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, and expectations set forth in the Group’s forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, which is available on the SEC’s website at http://www.sec.gov.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made and it should not be assumed that they have been revised or updated in the light of new information or future events. Except as required by the Prudential Regulation Authority, the Financial Conduct Authority (the “FCA”), the London Stock Exchange plc or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or in the documents incorporated by reference herein to reflect any change in Barclays’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents Barclays has filed or may file with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is an important part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 (File No. 333-173886) relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and omits some of the information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in, and exhibits to, the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we have filed or will file as an exhibit to the registration statement or that we have otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed below.

We filed our annual report on Form 20-F for the fiscal year ended December 31, 2012 (the “2012 Form 20-F”) with the SEC on March 13, 2013. We are incorporating the 2012 Form 20-F by reference into this prospectus. We are further incorporating by reference our Current Reports on Form 6-K furnished to the SEC on April 24, 2013 (File No. 001-09246, Film No. 13779450), May 2, 2013 (File No. 001-09246), June 27, 2013 (File No. 001-09246), July 30, 2013 (File No. 001-09246, Film No. 13995561), July 30, 2013 (File No. 001-09426, Film No. 13996454) and September 6, 2013 (File No. 001-09426).

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Treasury, Barclays PLC, 1 Churchill Place, London E14 5HP, United Kingdom (telephone: 011-44-20-7116-1000).

For purposes of this prospectus, references to “we,” “us” and “our” refer to Barclays PLC (or any successor entity) and its consolidated subsidiaries, unless the context indicates otherwise; and references to “DTC” shall include any successor clearing system. The term “Group” shall mean Barclays PLC and its consolidated subsidiaries, unless the context indicates otherwise. The term “PRA” shall mean the Prudential Regulation Authority of the United Kingdom (which is one of the successors of the Financial Services Authority as of April 1, 2013) or such other governmental authority in the United Kingdom (or if Barclays PLC becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of Barclays PLC. References to “£” and “sterling” shall be to the lawful currency for the time being of the United Kingdom and references to “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States.

THE BARCLAYS GROUP

Barclays PLC and its subsidiary undertakings is a major global financial services provider engaged in retail banking, credit cards, corporate and investment banking, and wealth and investment management with an extensive international presence in Europe, the Americas, Africa and Asia. Together with the predecessor companies, the Group has over 300 years of history and expertise in banking, and today the Group operates in over 50 countries and employs approximately 140,000 people. The Group moves, lends, invests and protects money for customers and clients worldwide. Barclays PLC is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization. Barclays PLC beneficially owns the whole of the issued ordinary share capital of Barclays Bank PLC.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used to support the development and expansion of our business and to strengthen further our capital base. That development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our subordinated obligations (the “Dated Subordinated Debt Securities” and, together with the Senior Debt Securities, the “debt securities”). Neither the Senior Debt Securities nor the Dated Subordinated Debt Securities will be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

We will issue Senior Debt Securities and Dated Subordinated Debt Securities under indentures (respectively, the “Senior Debt Indenture” and “Dated Subordinated Debt Indenture”) between us and The Bank of New York Mellon, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior and Dated Subordinated Debt Indentures and any supplements thereto are sometimes referred to in this section of the prospectus individually as an “indenture” and collectively as the “indentures.” We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	the issue date;

•	the maturity date;

•	the specific designation and aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount of the debt securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for Barclays PLC as the issuer of the debt securities of the series;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	whether we will issue the debt securities as Discount Debt Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of debt securities of any series;

•	any condition applicable to payment of any principal, premium or interest on debt securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the debt securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the debt security holder, if the debt security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Dated Subordinated Events of Default or Dated Subordinated Debt Defaults, in the case of Dated Subordinated Debt Securities, or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	whether we will pay Debt Security Additional Amounts, as defined below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered debt securities”) or in bearer form (“bearer debt securities”) or both;

•	for registered debt securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

If we issue debt securities in bearer form, the special restrictions and considerations relating to such bearer debt securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Debt securities may bear interest at a fixed rate or a floating rate or we may issue debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Debt Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Debt Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained in this section below under “—Modification and Waiver” and “—Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults; Limitation on Suits.”

Market-Making Transactions. If you purchase your debt security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Payments and Deferred Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date for payments of principal and any premium, on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Dated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, and subject also to the following paragraph, if we do not make a payment on a series of Dated Subordinated Debt Securities on any payment date, our obligation to make that payment shall be deferred (a “Deferred Payment”), until:

•	if it is an interest payment, the date we pay a dividend on any class of our share capital; and

•	if it is a payment of principal, the first business day after the date that falls six months after the original payment date.

Each of the above dates is a “deferred payment date.” Our failure to make a payment on or before the deferred payment date is not a Dated Subordinated Debt Default nor will it allow any holder to sue us or take any other action for the payment. Each Deferred Payment will accrue interest at the rate which prevailed for that series of Dated Subordinated Debt Securities immediately before the payment’s original payment date. Any such Deferred Payment shall not be treated as due for any purpose, including for the purpose of determining whether a default has occurred, until the deferred payment date. The term “business day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, or in any jurisdiction where payments on the debt security are payable.

Ranking

Senior Debt Securities. Senior Debt Securities and the coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto constitute our direct and unsecured obligations ranking pari passu without any preference among themselves. In the event of our winding-up in England (or such other jurisdiction in which we may be organized), the claims of the trustee and the holders of the Dated Subordinated Debt Securities will be postponed to the claims of all of our other creditors, including any claims related to our Senior Debt Securities, except for:

•

claims in respect of Existing Senior Subordinated Obligations (as defined in the Dated Subordinated Debt Indenture), Capital Note Claims (as defined in the Dated Subordinated Debt Indenture) and any other claims ranking or expressed to rank pari passu therewith and/or with claims in respect of the Dated Subordinated Debt Securities (“Dated Debt Other Pari Passu Claims”) (with all of which excepted claims the Dated Subordinated Debt Securities shall rank pari passu); and

•	any other claims ranking junior to the excepted claims referred to in the immediately preceding bullet point and/or to claims in respect of Dated Subordinated Debt Securities.

The claims of such other creditors, with the foregoing exceptions, are referred to in this document as “Dated Debt Senior Claims.” Accordingly, no amount will be payable in our winding-up in respect of claims in relation to the Dated Subordinated Debt Securities or the coupons (if any) appertaining thereto until all Dated Debt Senior Claims admitted in our winding-up have been satisfied.

Any amounts in respect of the Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto paid to the holders of such Dated Subordinated Debt Securities, the holders of the coupons (if any) appertaining thereto or to the trustee pari passu with the amounts payable to other creditors admitted in such winding-up will be held by such holders or the trustee upon trust to be applied in the following order: (i) to the amounts due to the trustee in or about the execution of the trusts of the Dated Subordinated Debt Indenture; (ii) in payment of all Dated Debt Senior Claims outstanding at the commencement of, or arising solely by virtue of, our winding-up to the extent that such claims shall be admitted in the winding-up and shall not be satisfied out of our other resources; and (iii) in payment of the Dated Subordinated Debt Securities and the coupons (if any) appertaining thereto. By accepting the Dated Subordinated Debt Securities or the coupons (if any) appertaining thereto, each holder agrees to be bound by the Dated Subordinated Debt Indenture’s subordination provisions and irrevocably authorizes our liquidator to perform on behalf of the holder the above subordination trust.

Payment of Debt Security Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority thereof or therein that has the power to tax (each, a “taxing jurisdiction”), unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest and Deferred Payments on, the debt securities (“Debt Security Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Debt Security Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, the principal of, any premium, or any interest or Deferred Payments on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•

the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Debt Security Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest or Deferred Payments on debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•

such taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

in the case of Senior Debt Securities only, the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union or elsewhere; or

•

if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, any premium, or any interest or Deferred Payments, if any, on, or in respect of, any debt securities of any series, we mean to include the payment of Debt Security Additional Amounts to the extent that, in context, Debt Security Additional Amounts are, were or would be payable.

The government of any jurisdiction where Barclays PLC is incorporated may require Barclays PLC to withhold amounts from payments on the principal or interest on the notes, as the case may be, for taxes or any other governmental charges. If a withholding of this type is required, Barclays PLC may be required to pay you Debt Security Additional Amounts so that the net amount you receive will be the amount specified in the note to which you are entitled.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay Debt Security Additional Amounts on account of any FATCA Withholding Tax.

Redemption

Redemption for Tax Reasons. Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the debt securities of any series upon not less than 30 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement, if:

•

we are required to issue definitive debt securities (see “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Debt Security Additional Amounts with respect to the debt securities; or

•

we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will or would be required to pay holders Debt Security Additional Amounts, or we (or any successor entity) would not be entitled to claim a deduction in respect of any payments in computing our (or its) taxation liabilities or the amount of the deduction would be materially reduced.

In each case and unless the relevant prospectus supplement provides otherwise, before we give a notice of redemption, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the debt securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest and Deferred Payments, if any, in respect of such debt securities to the date fixed for redemption or, in the case of Discount Debt Securities, such portion of the principal amount of such Discount Debt Securities as may be specified by their terms.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase debt securities of any series in the open market or by tender (available alike to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows. We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities. Unless otherwise specified in the applicable prospectus supplement, you have no right to require us to repurchase the debt securities. Such debt securities will stop bearing interest on the redemption date, even if you do not collect your money.

We may not redeem at our option any Dated Subordinated Debt Securities, nor may we or any of our subsidiaries purchase beneficially or procure others to purchase beneficially for our accounts any Dated

Subordinated Debt Securities, other than a purchase in the ordinary course of a business dealing in securities, unless our auditors shall have reported to the trustee within six months before such redemption or purchase that, in their opinion, based on the most recent published consolidated balance sheet of us and our Subsidiaries, as defined in the Dated Subordinated Debt Indenture, available at the date of such report, the aggregate book value of the tangible assets of us and our Subsidiaries exceeds the aggregate book value of the liabilities of us and our Subsidiaries.

We will give notice to DTC of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Notice to the PRA

Unless the relevant prospectus supplement provides otherwise, we may only redeem the Dated Subordinated Debt Securities prior to their scheduled maturity date if we have obtained the PRA’s prior consent (as (and to the extent) required by applicable law and regulation) for the redemption of the relevant securities.

Limitations on Redemption

We may redeem the Dated Subordinated Debt Securities prior to the fifth anniversary of their date of issue only if (1) the circumstance that entitles us to exercise that right of redemption is the result of a change in the applicable tax treatment or regulatory classification of such Dated Subordinated Debt Securities; and (2) if at the time of the exercise of the right of redemption (and if and to the extent required at such time), we comply with the PRA’s main Pillar 1 rules applicable to us and other BIPRU firms (within the meaning of the PRA’s General Prudential Sourcebook) and will continue to do so after the redemption of the relevant securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Dated Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to change the stated maturity date of its principal amount;

•	change the principal amount of, or any premium, rate of interest or Deferred Payments, with respect to any debt security;

•	reduce the amount of principal on a Discount Debt Security that would be due and payable upon an acceleration of the maturity date of any series of debt securities;

•	change our obligation, or any successor’s, to pay Debt Security Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Event of Default, Dated Subordinated Event of Default or Dated Subordinated Debt Default (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Event of Default, Dated Subordinated Event of Default, Dated Subordinated Debt Default or covenants, except as otherwise specified.

In addition, any variations in the terms and conditions of Dated Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such Dated Subordinated Debt Securities, can only be made in accordance with the rules and requirements of the PRA, applicable from time to time.

Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults; Limitation on Suits

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

•

we do not pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the 14 days after the notice we satisfy the trustee that such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the Senior Debt Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the Senior Debt Securities of that series and requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•

either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection, this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “—Debt Security Additional Amounts.” Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Debt Security Additional Amount in respect of any such withholding or deduction.

The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, on any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Dated Subordinated Events of Default

If either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation, merger or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute a “Dated Subordinated Event of Default” with respect to all of the Dated Subordinated Debt Securities. If a Dated Subordinated Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of each series may declare any accrued but unpaid payments, or, in the case of Discount Debt Securities, the portion of principal amount specified in its terms, on the debt securities of the series to be due and payable immediately. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of the series may rescind the declaration of acceleration and its consequences, but only if the Dated Subordinated Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Dated Subordinated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, a “Dated Subordinated Debt Default” with respect to any series of Dated Subordinated Debt Securities shall result if we do not pay any installment of interest upon, or any part of the principal of, and any premium on, any Dated Subordinated Debt Securities of that series on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for 14 days.

If a Dated Subordinated Debt Default occurs and is continuing, and such Dated Subordinated Debt Default has neither been cured nor waived within a period of 14 days following the provision of notice of such Dated Subordinated Debt Default to us from the trustee, the trustee may at its discretion and without further notice to us institute proceedings for our winding up in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding up. Failure to make any payment in respect of a series of Dated Subordinated Debt Securities shall not be a Dated Subordinated Debt Default if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 14-day period by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this situation we will take the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable on the expiration of the 14-day period after the trustee gives us written notice informing us of the determination.

By accepting a Dated Subordinated Debt Security each holder and the trustee will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us. No holder of Dated Subordinated Debt Securities shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period and the failure is continuing.

Waiver; Trustee’s Duties—Dated Subordinated Debt Securities. The holders of not less than a majority in aggregate principal amount of the debt securities of any affected series may waive any past Dated Subordinated Event of Default or Dated Subordinated Debt Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, interest or Deferred Payments, on any Dated Subordinated Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Dated Subordinated Debt Securities of the series.

Subject to the applicable indenture provisions regarding the trustee’s duties, in case a Dated Subordinated Event of Default or Dated Subordinated Debt Default occurs and is continuing with respect to the debt securities of any series, the trustee will have no obligation to any holders of the Dated Subordinated Debt Securities of that series, unless they have offered the trustee reasonable indemnity. Subject to the indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Dated Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the applicable indenture, and must not be unjustly prejudicial to the holder(s) of any Dated Subordinated Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a default with respect to the Dated Subordinated Debt Securities of any series, give to each affected holder of the Dated Subordinated Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on any Dated Subordinated Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under each Dated Subordinated Debt Indenture.

Limitation on Suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Dated Subordinated Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Dated Subordinated Event of Default or Dated Subordinated Debt Default, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must assume our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking—Dated Subordinated Debt Securities” above, in the case of Dated Subordinated Debt Securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Debt Security Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Debt Security Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Debt Security Additional Amounts related to taxes (subject to the exceptions set forth in “—Debt Security Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. However, the determination of whether the applicable solvency condition has been satisfied shall continue to be made with reference to us, unless applicable law requires otherwise.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

The debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the Dated Subordinated Debt Indenture, the subordination provisions of each series of Dated Subordinated Debt Securities and the related indenture will be governed by and construed in accordance with the laws of England.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities in bearer form, if in writing and delivered or mailed to each direct holder;

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•

with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global debt security representing any series of debt securities, a copy of all notices with respect to such series will be delivered to the depositary for such global debt security.

The Trustee

The Bank of New York Mellon will be the trustee under the indentures. The trustee has two principal functions:

•

first, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults; Limitation on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indentures or debt securities brought in any federal or state court in New York City, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

The following is a summary of the general terms of the contingent convertible securities (as defined below). It sets forth possible terms and provisions for each series of contingent convertible securities. Each time that we offer contingent convertible securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those contingent convertible securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

As used in this prospectus, “contingent convertible securities” means the subordinated securities of Barclays PLC convertible into ordinary shares of Barclays PLC that the trustee authenticates and delivers under the applicable indenture. The contingent convertible securities will not be secured by any assets or property of Barclays PLC or any of its subsidiaries or affiliates (including Barclays Bank PLC, its subsidiary).

Contingent convertible securities will be issued in one or more series under an indenture (the “Contingent Convertible Securities Indenture”) expected to be entered into between us and The Bank of New York Mellon, London Branch, as trustee. The terms of the contingent convertible securities include those stated in the indenture and any supplements thereto, and those terms made part of the Contingent Convertible Securities Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Contingent Convertible Securities Indenture and any supplements thereto are sometimes referred to in this section of the prospectus as the “contingent convertible securities indenture.” We have filed or incorporated by reference a form of the contingent convertible securities indenture as an exhibit to the registration statement of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the contingent convertible securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the contingent convertible securities indenture, any supplement to the contingent convertible securities indenture and each series of contingent convertible securities. Certain terms, unless otherwise defined here, have the meaning given to them in the contingent convertible securities indenture.

General

The contingent convertible securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom.

Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The contingent convertible securities indenture does not limit the amount of contingent convertible securities that we may issue. We may issue the contingent convertible securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of contingent convertible securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent convertible securities;

•	any limit on the aggregate principal amount of the contingent convertible securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for Barclays PLC as the issuer of the contingent convertible securities of the series;

•	whether the contingent convertible securities are intended to qualify as capital for capital adequacy purposes;

•

the ranking of the contingent convertible securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the contingent convertible securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent convertible securities, including situations whereby we may be prohibited from making such payments;

•	whether we will issue the contingent convertible securities as Discount Securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of contingent convertible securities of any series;

•	any condition applicable to payment of any principal, premium or interest on contingent convertible securities of any series;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the contingent convertible securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•

any terms on which the contingent convertible securities may or will be converted at our option or otherwise into ordinary shares or other securities of Barclays PLC (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent convertible securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent convertible securities may be converted;

•	the terms of any repurchase of the contingent convertible securities;

•	the denominations in which the contingent convertible securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the Contingent Convertible Security holder, if the Contingent Convertible Security is redeemed before its stated maturity, if any, or accelerated, or for which the trustee shall be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent convertible securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent convertible securities are denominated, and in which we make any payments;

•	whether we will issue the contingent convertible securities wholly or partially as one or more global contingent convertible securities;

•	what conditions must be satisfied before we will issue the contingent convertible securities in definitive form (“definitive contingent convertible securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent convertible securities;

•

any other or different Contingent Convertible Events of Default, other categories of default or covenants applicable to any of the contingent convertible securities, and the relevant terms if they are different from the terms in the applicable contingent convertible securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent convertible securities;

•	whether we will pay Contingent Convertible Additional Amounts, as defined below, on the contingent convertible securities;

•	whether we will issue the contingent convertible securities in registered form (“registered contingent convertible securities”) or in bearer form (“bearer contingent convertible securities”) or both;

•	for registered contingent convertible securities, the record date for any payment of principal, interest or premium;

•	any listing of the contingent convertible securities on a securities exchange;

•

whether holders of the contingent convertible securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	any other or different terms of the contingent convertible securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

The prospectus supplement relating to any series of contingent convertible securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

If we issue contingent convertible securities in bearer form, the special restrictions and considerations relating to such bearer contingent convertible securities, including applicable offering restrictions and U.S. tax considerations, will be described in the relevant prospectus supplement.

Contingent convertible securities may bear interest at a fixed rate or a floating rate or we may issue contingent convertible securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to contingent convertible securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of contingent convertible securities have no voting rights except as explained in this section below under “—Modification and Waiver,” “—Contingent Convertible Events of Default” and “—Trustee’s Duties; Limitation on Suits.”

Market-Making Transactions. If you purchase your contingent convertible security in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular contingent convertible security occurs after the original issuance and sale of the contingent convertible security.

Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date, if any, for payments of principal and any premium, if any, on any particular series of contingent convertible securities.

Ranking of Contingent Convertible Securities

Contingent convertible securities will constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any other manner.

Payment of Contingent Convertible Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of contingent convertible securities without deduction or withholding for, or on account of, any and all present or future taxes now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of any taxing jurisdiction, unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, premium, if any, and any interest on, the contingent convertible securities (“Contingent Convertible Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Contingent Convertible Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the contingent convertible securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the Contingent Convertible Security, or the collection of any payment of, or in respect of, the principal of, premium, if any, or any interest on, any contingent convertible securities;

•	except in the case of our winding-up in England, the relevant Contingent Convertible Security is presented for payment in the United Kingdom;

•

the relevant Contingent Convertible Security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Contingent Convertible Additional Amounts on presenting the Contingent Convertible Security for payment at the close of such 30-day period;

•

the holder or the beneficial owner of the relevant contingent convertible securities or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or any interest on contingent convertible securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a condition to relief or exemption from such taxes;

•

such taxes are imposed on a payment to an individual and are required to be made pursuant to the European Union Directive on the taxation of savings income, adopted on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

the relevant Contingent Convertible Security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant Contingent Convertible Security to another paying agent in a member state of the European Union or elsewhere; or

•

if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the contingent convertible securities had been the holder of the contingent convertible securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of (and premium, if any) or any interest on, or in respect of, any contingent convertible securities of any series, we mean to include the payment of Contingent Convertible Additional Amounts to the extent that, in context, Contingent Convertible Additional Amounts are, were or would be payable.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the contingent convertible securities will be paid net of any FATCA Withholding Tax, and we will not be required to pay Contingent Convertible Additional Amounts on account of any FATCA Withholding Tax.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the contingent convertible securities and the contingent convertible securities indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding will not apply to payments made under the contingent convertible securities and the contingent convertible securities indenture through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the holder of a contingent convertible security, and we will not pay Contingent Convertible Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “—Payment of Contingent Convertible Additional Amounts” explicitly provide otherwise.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain circumstances (including, but shall not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the contingent convertible securities indenture applicable to each series of contingent convertible securities without the consent of the holders of the contingent convertible securities. We may make other modifications and amendments with the consent of the holder(s) of not less than 66 2/3% in aggregate principal amount of the contingent convertible securities of the series outstanding under the applicable contingent convertible securities indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected Contingent Convertible Security that would:

•	change the principal amount of, or any premium or rate of interest, with respect to any Contingent Convertible Security;

•	change our obligation, or any successor’s, to pay Contingent Convertible Additional Amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable, to the extent that such right exists;

•

reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the contingent convertible securities indenture or to waive compliance with certain provisions of the contingent convertible securities indenture and any past Contingent Convertible Event of Default (as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the contingent convertible securities indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent convertible securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the contingent convertible securities indenture relating to the waiver of any past Contingent Convertible Event of Default or covenants, except as otherwise specified.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent convertible securities of any series, including modifications relating to the subordination or redemption provisions of such contingent convertible securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Contingent Convertible Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Contingent Convertible Event of Default” with respect to the contingent convertible securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the securities (including those limitations set forth in “—Ranking of Contingent Convertible Securities” above), if a Contingent Convertible Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of the securities to be due and payable immediately. However, if the Contingent Convertible Event of Default has been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences shall be rescinded.

Other than the limited remedies specified above, on the occurrence of a Contingent Convertible Event of Default which is continuing, no remedy against us will be available to the trustee or the holders of the contingent convertible securities whether for the recovery of amounts owing in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto, provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses shall survive any such Contingent Convertible Event of Default and shall not be subject to any subordination provisions applicable to the contingent convertible securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent convertible securities in response to such Contingent Convertible Event of Default under the provisions of the convertible securities indenture and provided that any payments on the contingent convertible securities of such series are subject to the subordination provisions set forth in the convertible securities indenture.

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any contingent convertible security may not be set-off, or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim in respect of the contingent convertible securities or the contingent convertible securities indenture that they might otherwise have against us. No holder of contingent convertible securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Trustee’s Duties

If a Contingent Convertible Event of Default occurs and is continuing with respect to the contingent convertible securities, the trustee will have no obligation to take any action at the direction of any holders of the contingent convertible securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent convertible securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent convertible securities. However, this direction (a) must not be in conflict with any rule of law or the contingent convertible securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the contingent convertible securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of Contingent Convertible Event of Default with respect to the contingent convertible securities of any series, give to each affected holder of the contingent convertible securities of the affected series notice of any Contingent Convertible Event of Default it knows about, unless the Contingent Convertible Event of Default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

Limitation on Suits

Before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a Contingent Convertible Event of Default has occurred and remains uncured.

•

The holders of 25% in outstanding principal amount of the contingent convertible securities of the relevant series must make a written request that the trustee take action because of the Contingent Convertible Event of Default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Contingent Convertible Event of Default, as described below in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Legal Ownership; Form of Securities.”

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the contingent convertible securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable contingent convertible securities indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must assume our obligations on the contingent convertible securities and the applicable contingent convertible securities indenture, if any, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly owned subsidiaries may assume our obligations, if any, under the contingent convertible securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking of Contingent Convertible Securities” above) the obligations of the subsidiary under the contingent convertible securities of that series. If we do, all of our direct obligations under the contingent convertible securities of the series and the applicable contingent convertible securities indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Contingent Convertible Additional Amounts under the contingent convertible securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Contingent Convertible Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Contingent Convertible Additional Amounts related to taxes (subject to the exceptions set forth in “—Contingent Convertible Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the contingent convertible securities of the relevant series in the circumstances described under “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. Such substitution can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing contingent convertible securities for new contingent convertible securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

The contingent convertible securities and contingent convertible securities indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the contingent convertible securities indenture, the subordination provisions of each series of contingent convertible securities and the related provisions in the contingent convertible securities indenture will be governed by and construed in accordance with English law.

Notices

Notices regarding the contingent convertible securities will be valid:

•	with respect to global contingent convertible securities if given in accordance with the applicable procedures of the depositary for such global contingent convertible securities; or

•	if registered contingent convertible securities are affected, if given in writing and mailed to each direct holder as provided in the applicable contingent convertible securities indenture.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine. With respect to a global contingent convertible security representing any series of contingent convertible securities, a copy of all notices with respect to such series will be delivered to the depositary for such global contingent convertible security.

The Trustee

The Bank of New York Mellon will be the trustee under the contingent convertible securities indenture. The trustee has two principal functions:

•	first, it can enforce a holder’s rights against us if there is a Contingent Convertible Event of Default under the contingent convertible securities indenture; and

•	second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring contingent convertible securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The contingent convertible securities indenture provides that we irrevocably designate Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the contingent convertible securities indenture or contingent convertible securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF ORDINARY SHARES

Our Articles of Association (the “Articles”) contain provisions to the following effect:

Dividends

Subject to the provisions of the Articles and applicable legislation, Barclays PLC at any general meeting may declare dividends on the ordinary shares by ordinary resolution, but such dividends may not exceed the amount recommended by the Board. The Board may also pay interim or final dividends if it appears they are justified by the our financial position.

All unclaimed dividends payable in respect of any share may be invested or otherwise made use of by the Board for the benefit of Barclays PLC until claimed. If a dividend is not claimed after 12 years of it becoming payable, it is forfeited and reverts to us.

The Board may (although it currently does not), with the approval of an ordinary resolution of Barclays PLC, offer shareholders the right to choose to receive an allotment of additional fully paid ordinary shares instead of cash in respect of all or part of any dividend.

Voting

Every member who is present in person or by proxy or represented at any general meeting of Barclays PLC, and who is entitled to vote, has one vote on a show of hands (when a proxy is appointed by more than one member, the proxy will have one vote for and one vote against a resolution if he has received instructions to vote for the resolution by one or more members and against the resolution by one or more members). On a poll, every member who is present or represented and who is entitled to vote has one vote for every share held. In the case of joint holders, only the vote of the senior holder (as determined by order in the share register) or his proxy may be counted. If any sum payable remains unpaid in relation to a member’s shareholding, that member is not entitled to vote that share or exercise any other right in relation to a meeting of Barclays PLC unless the Board otherwise determine.

If any member, or any other person appearing to be interested in any of our ordinary shares, is served with a notice under Section 793 of the Companies Act and does not supply us with the information required in the notice, then the Board, in its absolute discretion, may direct that member shall not be entitled to attend or vote at any meeting of Barclays PLC. The Board may further direct that if the shares of the defaulting member represent 0.25% or more of the issued shares of the relevant class, that dividends or other monies payable on those shares shall be retained by us until the direction ceases to have effect and that no transfer of those shares shall be registered (other than certain specified “excepted transfers”). A direction ceases to have effect seven days after we have received the information requested, or when we are notified that an “excepted transfer” of all of the relevant shares to a third party has occurred, or as the Board otherwise determines.

Transfers

Ordinary shares may be held in either certificated or uncertificated form. Certificated ordinary shares shall be transferred in writing in any usual or other form approved by the Board and executed by or on behalf of the transferor. Transfers of uncertificated ordinary shares shall be made in accordance with the Companies Act and Uncertificated Securities Regulations 2001, as amended.

The Board is not bound to register a transfer of partly paid ordinary shares, or fully paid shares in exceptional circumstances approved by the PRA. The Board may also decline to register an instrument of transfer of certificated ordinary shares unless it is duly stamped and deposited at the prescribed place and accompanied by the share certificate(s) and such other evidence as reasonably required by the Board to evidence right to transfer, it is in respect of one class of shares only, and it is in favor of not more than four transferees (except in the case of executors or trustees of a member).

Redemption and Purchase

Subject to applicable legislation and the rights of the other shareholders, any share may be issued on terms that it is, at our option or the holder of such share, redeemable. The directors are authorized to determine the terms, conditions and manner of redemption of any such shares under the Articles. We currently have no redeemable shares in issue. Note that under the Companies Act 1985, in addition to obtaining shareholder approval, companies required specific enabling provisions in their articles to purchase their own shares. Following implementation of the Companies Act, this enabling provision is now included in the Companies Act and is therefore no longer included in the Articles. Shareholder approval is still required under the Companies Act in order to purchase shares.

Calls on capital

The directors may make calls upon the members in respect of any monies unpaid on their shares. A person upon whom a call is made remains liable even if the shares in respect of which the call is made have been transferred. Interest will be chargeable on any unpaid amount called at a rate determined by the Board (of not more than 20% per annum).

If a member fails to pay any call in full (following notice from the Board that such failure will result in forfeiture of the relevant shares), such shares (including any dividends declared but not paid) may be forfeited by a resolution of the Board, and will become the property of Barclays PLC. Forfeiture shall not absolve a previous member for amounts payable by him/her (which may continue to accrue interest).

Barclays PLC also has a lien over all of our partly paid shares for all monies payable or called on that share and over the debts and liabilities of a member to Barclays PLC. If any monies which are the subject of the lien remain unpaid after a notice from the Board demanding payment, we may sell such shares.

Variation of Rights

The rights attached to any class of shares may be varied either with the consent in writing of the holders of at least 75% in nominal value of the issued shares of that class or with the sanction of special resolution passed at a separate meeting of the holders of the shares of that class.

The rights of shares shall not (unless expressly provided by the rights attached to such shares) be deemed varied by the creation of further shares ranking equally with them.

DESCRIPTION OF RIGHTS TO PURCHASE ORDINARY SHARES

We may issue rights to purchase our ordinary shares (including rights to purchase ordinary shares in the form of American depositary receipts). The rights may or may not be transferrable in the hands of their holders.

The applicable prospectus supplement will describe the specific terms of any offering of rights, including:

•	the title of the rights;

•	the securities for which the rights are exercisable;

•	the exercise price for the rights;

•	the number of rights issued;

•	the extent to which the rights are transferrable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exercise of the rights;

•	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

•	the record date, if any, to determine who is entitled to the rights and the ex-rights date;

•	the period during which the rights may be exercised;

•	the material terms of any underwriting agreement we enter into in connection with the rights offering;

•	any other or different terms of the rights; and

•	if applicable, a discussion of the material U.S. federal and U.K. tax considerations applicable to the issuance or exercise of the rights.

Each right will entitle its holder to purchase for cash a number of our ordinary shares, American depositary shares or any combination thereof at an exercise price described in the applicable prospectus supplement. Rights may be exercised at any time up to the time set forth in the applicable prospectus supplement. After such time, all unexercised subscription rights will become void.

Upon receipt of payment and the subscription form properly completed and executed at the rights agent’s office or another office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward our ordinary shares or American depositary shares purchasable with this exercise.

Rights to purchase ordinary shares in the form of American depositary shares will be represented by certificates issued by the American depositary shares depositary upon receipt of the rights to purchase ordinary shares registered hereby. The applicable prospectus supplement may offer more details on how to exercise the subscription rights.

We may determine to offer rights to our shareholders and holders of American depositary shares only or additionally to other persons as described in the applicable prospectus supplement. In the event rights are offered to our shareholders and holders of American depositary shares only and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than shareholders and holders of American depositary shares. In addition, we may enter into underwriting arrangements with one or more underwriters under which the underwriter(s) may purchase any offered securities remaining unsubscribed for after the offering, as described in the applicable prospectus supplement.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CONTINGENT CONVERTIBLE SECURITIES

In this section of the prospectus, the term “securities” refers to Senior Debt Securities, Dated Subordinated Debt Securities and contingent convertible securities.

Legal Ownership; Form of Securities

Street Name and Other Indirect Holders. Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in “street name.”

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.” If we issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “—Special Situations When a Global Security Will Be Terminated” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of securities will be issued only in the form of global securities.

In the remainder of this section, “holders” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest (if any) to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

We will pay interest (if any), principal and any other money due on the securities at the corporate trust office of the trustee in New York City. Holders of securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of securities.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the securities and protection of their legal rights relating to the securities, as explained earlier under “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been described above in the sections entitled “—Legal Ownership; Form of Securities—Street Name and Other Indirect Holders; Direct Holders.”

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

•

when a Senior Event of Default, in the case of Senior Debt Securities, a Dated Subordinated Event of Default or Dated Subordinated Debt Default, in the case of Dated Subordinated Debt Securities, or a Contingent Convertible Event of Default, in the case of contingent convertible securities, has occurred and has not been cured. Defaults are discussed above under “Description of Debt Securities—Senior Events of Default; Dated Subordinated Events of Default and Debt Defaults; Limitation on Suits” and “Description of Contingent Convertible Securities—Contingent Convertible Events of Default.”

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”), in the United States, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers ) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAX CONSIDERATIONS

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning debt securities. It is the opinion of Sullivan & Cromwell LLP, our U.S. tax counsel. It applies to you only if you acquire your debt securities in an offering and you hold your debt securities as capital assets for tax purposes.

This section does not describe the material U.S. federal income tax consequences of owning contingent convertible securities, ordinary shares or rights to purchase ordinary shares (including rights to purchase ordinary shares in the form of American depositary shares). The material U.S. federal income tax consequences of owning contingent convertible securities, ordinary shares or rights to purchase ordinary shares will be described in the relevant prospectus supplement.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that holds debt securities as part of a straddle or a hedging or conversion transaction;

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	a bank;

•	a person liable for alternative minimum tax; or

•	a person that actually or constructively owns 10% or more of our voting stock.

This section is based on the Code, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis.

If an entity treated as a partnership for U.S. federal income tax purposes holds the debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity treated as a partnership for U.S. federal income tax purposes holding the debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the debt securities.

This section deals only with debt securities denominated in U.S. dollars that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are denominated in a currency other than the U.S. dollar (or the interest payments that are determined by reference to a currency other than the U.S. dollar) as well as the U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. In addition, this section does not address the U.S. federal income tax consequences of owning convertible or exchangeable debt securities; the U.S. federal income tax consequences of owning convertible or exchangeable debt securities will be addressed in the applicable prospectus supplement. This section also does not address the U.S. federal income tax consequences of owning bearer securities. U.S. holders of certain bearer securities may be subject to additional, adverse U.S. federal income tax rules. Dated Subordinated Debt Securities may be subject to additional U.S. federal income tax rules which will be discussed in the relevant prospectus supplement.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a U.S. holder of owning debt securities. You are a U.S. holder if you are a beneficial owner of debt securities and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. holder, this subsection does not apply to you, and you should refer to “—Taxation of U.S. Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest and original issue discount will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not to exercise an option or a combination of options in the manner that minimizes the yield on your debt security; and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not to exercise an option or a combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	1.5% of the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period; and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period the interest and OID accruals on your debt security are generally determined by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

The fixed rate substitute for each variable rate provided under the variable rate debt security is generally either the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, the interest and OID accruals are generally determined by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of its stated redemption price at maturity), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “Original Issue Discount—Short-Term Debt Securities” or “Market Discount”; or

•	the rules governing contingent payment obligations apply.

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period of greater than one year. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset, debt securities that are denominated in a currency other than the U.S. dollar, debt securities that are convertible into ordinary shares of Barclays PLC and other debt securities that are subject to the rules governing contingent payment obligations. Any prospectus supplement discussing the U.S. federal income tax rules with respect to debt securities that are convertible into ordinary shares of Barclays PLC will also discuss the U.S. federal income tax rules with respect to such ordinary shares.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder of owning and disposing of debt securities. You are a U.S. alien holder if you are a beneficial owner of a debt security and you are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities. If you are a U.S. alien holder, interest paid to you with respect to debt securities will not be subject to U.S. federal income tax unless the interest is “effectively connected” with your conduct of a trade or business within the United States (or is treated as such), and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the interest is attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” interest may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of the Debt Securities. If you are a U.S. alien holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your debt security unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. The debt securities may be subject to these rules. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Foreign Account Tax Compliance Withholding

A 30% withholding tax may be imposed on all or some of the payments on the debt securities after December 31, 2016 to holders and non-U.S. financial institutions receiving payments on behalf of holders that, in each case, fail to comply with information reporting, certification and related requirements. Under current guidance, the amount to be withheld is not defined, and it is not yet clear whether or to what extent payments on the debt securities may be subject to this withholding tax. This withholding tax, if it applies, could apply to any payment made with respect to the debt securities, including payments of both principal and interest. Moreover, withholding may be imposed at any point in a chain of payments if a non-U.S. payee fails to comply with U.S. information reporting, certification and related requirements. Accordingly, debt securities held through a non-compliant institution may be subject to withholding even if the holder otherwise would not be subject to withholding.

Unless otherwise specified in the relevant prospectus supplement, such withholding will not apply to debt securities with an issue date before July 1, 2014 or, if later, six months after the date when final regulations defining “foreign passthru payments” are published by the U.S. Treasury Department.

If such withholding is required, Barclays will not be required to pay any additional amounts with respect to any such amounts withheld. A beneficial owner of debt securities that is not a foreign financial institution generally will be entitled to a refund of any such amounts withheld, but this may entail significant administrative burden. U.S. holders and U.S. alien holders are urged to consult their tax advisers regarding the application of such withholding tax to their ownership of the debt securities.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of principal, any premium and interest, and the accrual of OID on a debt security, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•	the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments, including payments of OID, if you are a non-corporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest on a debt security made to you outside the United States by us or another non-U.S. payor; and

•

other payments of principal and interest and, the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a U.S. person; or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a debt security effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period;

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United Kingdom Taxation

The following paragraphs summarize certain United Kingdom withholding and other tax considerations with respect to the acquisition, ownership and disposition of the contingent convertible securities and debt securities described in this prospectus by persons who are the absolute beneficial owners of their securities and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold securities in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. Except where expressly stated to the contrary, the following summary does not relate to ordinary shares or rights to purchase ordinary shares (including rights to purchase ordinary shares in the form of American depositary shares). This summary is based on current United Kingdom law and Her Majesty’s Revenue & Customs (“HMRC”) practice and the provisions of the Double Taxation Treaty between the United Kingdom and the United States (the “Treaty”) of July 24, 2001 (as amended), all of which are subject to change at any time, possibly with retrospective effect.

This summary is not comprehensive and does not deal with the position of United Kingdom resident persons or with that of persons who are resident outside the United Kingdom who carry on a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom through or for the purposes of which their securities are used or held. Additionally, the summary may not apply to certain classes of persons, such as dealers in securities. The summary below assumes that securities will not be issued or transferred to any depositary receipt system.

You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of securities in your particular circumstances, including the applicability and effect of the Treaty.

Payments of Interest. If the interest on the securities does not have a United Kingdom source, no withholding or deduction for or on account of United Kingdom tax will be made from payments of interest on the securities.

Interest on the securities may, however, constitute United Kingdom source income for United Kingdom tax purposes. Even if the interest does have a United Kingdom source, securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA. Accordingly, payments of interest (including payments of premium, if any, to the extent such premium, or any part of such premium, constitutes interest for United Kingdom tax purposes) on the securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the securities are listed on a recognized stock exchange at the time the interest is paid.

Interest on securities having a maturity of not more than 364 days from the date of issue may also be paid without withholding or deduction for or on account of United Kingdom income tax, provided the securities are not issued under arrangements the effect of which is to render such securities part of a borrowing with a total term of a year or more. In addition to the exemptions described above, interest on the securities may be paid without withholding or deduction for or on account of United Kingdom income tax so long as the issuer of the securities is authorized for the purposes of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and its business consists wholly or mainly of dealing in financial instruments (as defined by Section 984 of the ITA) as principal and so long as such payments are made by the issuer of the securities in the ordinary course of that business. We are currently authorized for the purposes of FSMA.

In all other cases, an amount must be withheld on account of income tax at the basic rate (currently 20%), subject to any such relief as may be available, or subject to any direction to the contrary by HMRC in respect of such relief as may be available pursuant to the provisions of any applicable double tax treaty.

Payments made in respect of the securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding or deduction. However, as regards a holder of securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the securities without withholding or deduction will generally not be subject to United Kingdom tax provided that the relevant holder does not carry on a trade, profession or vocation in the United Kingdom through a branch or agency or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom in each case in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the United Kingdom branch or agency, or permanent establishment.

Discount. The profit realized on any disposal (which includes redemption) of any Discount Debt Security or Discount Security may attract United Kingdom withholding tax. However, even if it does not, it may be subject to United Kingdom tax by direct assessment to the same extent as interest which has a United Kingdom source and may also be subject to reporting requirements as outlined below under “—Provision of Information.”

Payments other than interest. Where a payment on a security does not constitute (or is not treated as) interest for United Kingdom tax purposes, it could potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment, a manufactured payment, rent or royalties for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified in the prospectus supplement of the securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to any exemption from withholding which may apply and to such relief as may be available under the provisions of any applicable double tax treaty. Holders of securities should seek their own professional advice as regards the withholding tax treatment of any payment on the securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law.

Provision of Information. Holders of securities should note that the Company or any persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to HMRC regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be passed to the tax authorities in other countries.

In addition, on June 3, 2003 the European Council adopted the Directive 2003/48/EC on the taxation of savings income. Under the Directive, each Member State of the EU is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at a rate of 35 percent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments. Luxembourg has announced that it will no longer apply the withholding tax system as from January 1, 2015 and will provide details of payments of interest (or similar income) as from this date.

A number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above. Investors who are in any doubt as to their position should consult their professional advisers.

Disposal (including Redemption), Accruals and Changes in Value. A holder of securities who is not resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of a security, any gain accrued in respect of a security or any change in the value of a security unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the security was used in or for the purposes of this trade, profession or vocation or acquired for the use by or for the purposes of the branch or agency or permanent establishment.

Inheritance Tax. Where the securities are not situate in the United Kingdom, beneficial owners of such securities who are individuals not domiciled in the United Kingdom will not be subject to United Kingdom inheritance tax in respect of such securities. “Domicile” usually has an extended meaning in respect of inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for 17 out of a period of 20 years ending with the current year will be regarded as domiciled in the United Kingdom. Where the securities are situate in the United Kingdom, beneficial owners of such securities who are individuals may be subject to United Kingdom inheritance tax in respect of such securities on the death of the individual or, in some circumstances, if the securities are the subject of a gift, including a transfer at less than full market value, by that individual. Inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor. Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate inheritance tax charge. Securities held in settlements may also be subject to inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for inheritance tax purposes.

Exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States.

Issue of securities—Stamp Duty. No United Kingdom stamp duty will generally be payable on the issue of securities provided that, in the case of bearer securities, a statutory exemption applies, such as the exemption for securities which constitute “loan capital” for the purposes of section 78(7) of the Finance Act 1986 (see below, under “—Transfer of securities—Stamp Duty”) or which are denominated in a currency other than sterling.

Issue of securities—Stamp Duty Reserve Tax. No United Kingdom stamp duty reserve tax will be payable on the issue of securities unless the securities are issued directly to the provider of a clearance service or its nominee. In that case, stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the securities.

This charge may arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant securities. A statutory exemption from the charge will be available (i) if the relevant securities constitute “exempt loan capital” (see below, under “—Transfer of securities—Stamp Duty”), or (ii) for certain bearer securities provided certain conditions are satisfied.

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of securities—Stamp Duty. No liability for United Kingdom stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of any securities, provided that the securities constitute “exempt loan capital.” Broadly, “exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i)	a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii)	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii)	a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv)	a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the FCA.

Even if a security does not constitute exempt loan capital (a “Non-Exempt Security”), no stamp duty will arise on transfer of the security if the security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the security.

However, if a Non-Exempt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the security where such interest falls short of full legal and beneficial ownership of the security, the relevant instrument or agreement may be liable to stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If there is no U.K. register and the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no stamp duty should, in practice, need to be paid on such document. However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within 30 days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within 30 days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within 30 days of it first being brought into the United Kingdom. However, no stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Security is in registered form, and the security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant securities, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer.

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the stamp duty (and any interest and penalties for late stamping) have been paid.

Transfers of securities—Stamp Duty Reserve Tax. No stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a security which constitutes “exempt loan capital.”

If a security is a “Non-Exempt Security,” stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the security. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A of the Finance Act 1986 which applies to the relevant securities. Any liability to stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where stamp duty reserve tax arises, subject to certain exceptions, it is normally the liability of the purchaser or transferee of the securities.

In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant security) on the transfer of a Non-Exempt Security to the provider of a clearance service or its nominee. This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant securities. A statutory exemption from the charge will be available for certain bearer securities provided certain conditions are satisfied. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of securities—Stamp Duty and Stamp Duty Reserve Tax. No stamp duty or stamp duty reserve tax will generally be payable on the redemption of securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Conversion of contingent convertible securities—Stamp Duty and Stamp Duty Reserve Tax. No stamp duty or stamp duty reserve tax will generally be payable on the issuance of ordinary shares in Barclays PLC by Barclays PLC to the holders of contingent convertible securities.

Consequences of Holding the Ordinary Shares. For a summary of certain United Kingdom tax consequences of holding the ordinary shares see pages 311-314 of the Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2012, which is incorporated by reference herein.

Stamp Duty Reserve Tax—Recent Court of Justice of the European Union Decision. The Court of Justice of the European Union (“CJEU”) gave its decision in the case of HSBC Holdings plc, Vidacos Nominees Ltd v. The Commissioners of Her Majesty’s Revenue & Customs (Case C – 596/07) on October 1, 2009. In summary, it stated that the 1.5% charge to stamp duty reserve tax on the issue of shares to a clearance service is incompatible with the EC Capital Duty Directive.

On April 27, 2012, following the decision of the First Tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v. The Commissioners for Her Majesty’s Revenue & Customs, HMRC announced that the 1.5% stamp duty reserve tax charge is no longer applicable to the issue of U.K. shares and securities to clearance services or depositary receipt systems anywhere in the world.

The CJEU made no express comment with respect to the compatibility with EC law of the 1.5% stamp duty reserve tax charge on the transfer of existing securities to (as opposed to issue of new securities into) a clearance system. The position, in this regard, is therefore unclear, although HMRC’s view is that both the 1.5% stamp duty and depositary receipt systems charges continue to apply to the transfer of shares and securities to clearance services that are not an integral part of an issue of share capital.

HMRC have also stated in an earlier press release that the Government’s policy position remains that transactions involving U.K. shares should bear their fair share of tax and that they are considering further changes to the stamp duty reserve tax regime in the light of this decision. Such changes may affect any aspects of the stamp duty and stamp duty reserve tax regimes but the 1.5% charges to stamp duty and stamp duty reserve tax referred to in this opinion would seem particularly likely to be affected.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, in terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the amount of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts which shall be no more than 3% of the proceeds from the offering; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC in the ordinary course of business.

Barclays Capital Inc. is a subsidiary of Barclays PLC and may participate in one or more offerings of our securities. Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”) (or any successor rule thereto) (“Rule 5121”) imposes certain requirements when a FINRA member, such as Barclays Capital Inc., distributes an affiliated company’s securities, such as our securities. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 5121.

Barclays Capital Inc. will not confirm initial issues to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

Unless the applicable prospectus supplement specifies otherwise, we will not offer the securities or any investments representing securities of any series to the public in the United Kingdom or any member state of the European Economic Area (“EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”).

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will confirm and agree that:

•	in relation to any securities having a maturity of less than one year:

(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(ii)	it has not offered or sold and will not offer or sell any securities other than to persons:

(A)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(B)	who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities or any investments representing securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities from or otherwise involving the United Kingdom.

Public Offer Selling Restriction Under The Prospectus Directive

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities of any series will confirm and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Barclays PLC for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in the bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Market-Making Resales

This prospectus may be used by an affiliate of Barclays PLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, such affiliate may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are an English public limited company. Substantially all of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file jointly with Barclays Bank PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Convertible Securities” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or contingent convertible securities, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities, contingent convertible securities or ordinary shares (including the ordinary shares into which such contingent convertible securities may under certain circumstances convert), the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities, contingent convertible securities or ordinary shares (including the ordinary shares into which such contingent convertible securities may under certain circumstances convert) may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $100,000,000 of securities registered under this registration statement:

Securities and Exchange Commission registration fee		$(1)
Printing expenses	16,000
Legal fees and expenses	95,000
Accountants’ fees and expenses	58,000
Trustee fees and expenses	10,000
Miscellaneous	20,000

Total	$199,000

(1)	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The relevant provision of the Articles of Association of Barclays PLC (the “Articles”) in respect of indemnification of directors and officers is Article 147. Terms defined in the Articles shall, unless the context otherwise requires, have the same meaning when used in this section.

Article 147 of the articles of association of Barclays provides:

(147.1) To the extent permitted by the Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director or other officer of the Company (other than any person (whether or not an officer of the Company) engaged by the Company as auditor) shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him (whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise as a director or such other officer of the Company) in relation to the Company or its affairs provided that such indemnity shall not apply in respect of any liability incurred by him:

(147.1.1) to the Company or to any associated Company;

(147.1.2) to pay a fine imposed in criminal proceedings;

(147.1.3) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

(147.1.4) in defending any criminal proceedings in which he is convicted;

(147.1.5) in defending any civil proceedings brought by the Company, or an associated Company, in which judgment is given against him; or

(147.1.6) in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely:

(a) section 661(3) or (4) of the Act (acquisition of shares by innocent nominee); or

(b) section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct).

(147.2) In article 147.1.4, 147.1.5 or 147.1.6 the reference to a conviction, judgment or refusal of relief is a reference to one that has become final. A conviction, judgment or refusal of relief becomes final:

(147.2.1) if not appealed against, at the end of the period for bringing an appeal; or

(147.2.2) if appealed against, at the time when the appeal (or any further appeal) is disposed of.

An appeal is disposed of:

(147.2.3) if it is determined and the period for bringing any further appeal has ended; or

(147.2.4) if it is abandoned or otherwise ceases to have effect.

(147.3) To the extent permitted by the Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director of the Company acting in its capacity as a trustee of an occupational pension scheme shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in connection with the Company’s activities as trustee of the scheme provided that such indemnity shall not apply in respect of any liability incurred by him:

(147.3.1) to pay a fine imposed in criminal proceedings;

(147.3.2) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or

(147.3.3) in defending criminal proceedings in which he is convicted.

For the purposes of this article, a reference to a conviction is to the final decision in the proceedings. The provisions of article 147.2 shall apply in determining when a conviction becomes final.

(147.4) Without prejudice to article 147.1 or to any indemnity to which a director may otherwise be entitled, and to the extent permitted by the Act and otherwise upon such terms and subject to such conditions as the board may in its absolute discretion think fit, the board shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with an application under section 661(3) or (4) of the Act (acquisition of shares by innocent nominee) or section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct) or in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority or to enable a director to avoid incurring any such expenditure.

(147.5) Where at any meeting of the board or a committee of the board any arrangement falling within article 147.4 is to be considered, a director shall be entitled to vote and be counted in the quorum at such meeting unless the terms of such arrangement confers upon such director a benefit not generally available to any other director; in that event, the interest of such director in such arrangement shall be deemed to be a material interest for the purposes of article 106 and he shall not be so entitled to vote or be counted in the quorum.

(147.6) To the extent permitted by the Act, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

(147.6.1) a director, alternate director or secretary of the Company or of a Company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(147.6.2) trustee of a retirement benefits scheme or other trust in which a person referred to in article 147.6.1 above is or has been interested,

indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

Barclays is subject to the provisions of the U.K. Companies Act 2006 (the “2006 Act”). The relevant provisions of the 2006 Act in respect of indemnification of directors and officers are sections 205, 206, 232 to 238 inclusive and 1157.

Section 205 (Exception for expenditure on defending proceedings etc.) of the 2006 Act provides:

(1) Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc.) for anything done by a Company —

(a) to provide a director of the Company or of its holding Company with funds to meet expenditure incurred or to be incurred by him (i) in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated Company, or (ii) in connection with an application for relief (see subsection (5)), or

(b) to enable any such director to avoid incurring such expenditure,

if it is done on the following terms.

(2) The terms are —

(a) that the loan is to be repaid, or (as the case may be) any liability of the Company incurred under any transaction connected with the thing done is to be discharged, in the event of (i) the director being convicted in the proceedings, (ii) judgment being given against him in the proceedings, or (iii) the court refusing to grant him relief on the application; and

(b) that it is to be so repaid or discharged not later than (i) the date when the conviction becomes final, (ii) the date when the judgment becomes final, or (iii) the date when the refusal of relief becomes final.

(3) For this purpose a conviction, judgment or refusal of relief becomes final —

(a) if not appealed against, at the end of the period for bringing an appeal;

(b) if appealed against, when the appeal (or any further appeal) is disposed of.

(4) An appeal is disposed of —

(a) if it is determined and the period for bringing any further appeal has ended, or

(b) if it is abandoned or otherwise ceases to have effect.

(5) The reference in subsection (1)(a)(ii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 206 (Exception for expenditure in connection with regulatory action or investigation) of the 2006 Act provides:

Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc.) for anything done by a Company —

(a) to provide a director of the Company or of its holding Company with funds to meet expenditure incurred or to be incurred by him in defending himself (i) in an investigation by a regulatory authority, or (ii) against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated Company, or

(b) to enable any such director to avoid incurring such expenditure.

Section 232 (Provisions protecting directors from liability) of the 2006 Act provides:

(1) Any provision that purports to exempt a director of a Company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the Company is void.

(2) Any provision by which a Company directly or indirectly provides an indemnity (to any extent) for a director of the Company, or of an associated Company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the Company of which he is a director is void, except as permitted by —

(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or

(c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a Company’s articles or in any contract with the Company or otherwise.

(4) Nothing in this section prevents a Company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 233 (Provision of insurance) of the 2006 Act provides:

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a Company from purchasing and maintaining for a director of the Company, or of an associated Company, insurance against any such liability as is mentioned in that subsection.

Section 234 (Qualifying third party indemnity provision) of the 2006 Act provides:

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the Company or an associated Company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against —

(a) any liability of the director to pay (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director (i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the Company, or an associated Company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose —

(a) a conviction, judgment or refusal of relief becomes final (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 235 (Qualifying pension scheme indemnity provision) of the 2006 Act provides:

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a Company that is a trustee of an occupational pension scheme against liability incurred in connection with the Company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against —

(a) any liability of the director to pay (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose —

(a) a conviction becomes final (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

Section 236 (Qualifying indemnity provision to be disclosed in directors report) of the 2006 Act provides:

(1) This section requires disclosure in the directors’ report of —

(a) qualifying third party indemnity provision, and

(b) qualifying pension scheme indemnity provision.

Such provision is referred to in this section as “qualifying indemnity provision”.

(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the Company or otherwise) is in force for the benefit of one or more directors of the Company, the report must state that such provision is in force.

(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the Company, the report must state that such provision was in force.

(4) If when a directors’ report is approved qualifying indemnity provision made by the Company is in force for the benefit of one or more directors of an associated Company, the report must state that such provision is in force.

(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated Company, the report must state that such provision was in force.

Section 237 (Copy of qualifying indemnity provision to be available for inspection) of the 2006 Act provides:

(1) This section has effect where qualifying indemnity provision is made for a director of a Company, and applies —

(a) to the Company of which he is a director (whether the provision is made by that Company or an associated Company), and

(b) where the provision is made by an associated Company, to that Company.

(2) That Company or, as the case may be, each of them must keep available for inspection —

(a) a copy of the qualifying indemnity provision, or

(b) if the provision is not in writing, a written memorandum setting out its terms.

(3) The copy or memorandum must be kept available for inspection at —

(a) the Company’s registered office, or

(b) a place specified in regulations under section 1136.

(4) The copy or memorandum must be retained by the Company for at least one year from the date of termination or expiry of the provision and must be kept available for inspection during that time.

(5) The Company must give notice to the registrar —

(a) of the place at which the copy or memorandum is kept available for inspection, and

(b) of any change in that place,

unless it has at all times been kept at the Company’s registered office.

(6) If default is made in complying with subsection (2), (3) or (4), or default is made for 14 days in complying with subsection (5), an offence is committed by every officer of the Company who is in default.

(7) A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(8) The provisions of this section apply to a variation of a qualifying indemnity provision as they apply to the original provision.

(9) In this section “qualifying indemnity provision” means —

(a) qualifying third party indemnity provision, and

(b) qualifying pension scheme indemnity provision.

Section 238 (Right of member to inspect and request copy) of the 2006 Act provides:

(1) Every copy or memorandum required to be kept by a Company under section 237 must be open to inspection by any member of the Company without charge.

(2) Any member of the Company is entitled, on request and on payment of such fee as may be prescribed, to be provided with a copy of any such copy or memorandum.

The copy must be provided within seven days after the request is received by the Company.

(3) If an inspection required under subsection (1) is refused, or default is made in complying with subsection (2), an offence is committed by every officer of the Company who is in default.

(4) A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(5) In the case of any such refusal or default the court may by order compel an immediate inspection or, as the case may be, direct that the copy required be sent to the person requiring it.

Section 1157 (Power of court to grant relief in certain cases) of the 2006 Act provides:

(1) If in proceedings for negligence, default, breach of duty or breach of trust against —

(a) an officer of a Company, or

(b) a person employed by a Company as auditor (whether he is or is not an officer of the Company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust —

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

In addition, Barclays PLC has procured directors’ and officers’ liability insurance, for the benefit of its directors and officers against suit by third parties. The terms and extent of such coverage are reviewed annually.

Item 9. Exhibits

Number		Description

1.1	—	Form of Underwriting Agreement for debt securities.*

1.2	—	Form of Underwriting Agreement for contingent convertible securities.**

1.3	—	Form of Underwriting Agreement for ordinary shares.***

3.1	—	Articles of Association of Barclays PLC (incorporated by reference to Form 6-K (File No. 001-09246) filed with the Securities and Exchange Commission on May 2, 2013).

4.1	—	Form of Senior Debt Indenture between Barclays PLC and The Bank of New York Mellon, as Trustee.*

4.2	—	Form of Dated Subordinated Debt Indenture between Barclays PLC and The Bank of New York Mellon, as Trustee.*

4.3	—

Form of Contingent Convertible Securities Indenture between Barclays PLC and The Bank of New York Mellon, as Trustee.**

The Company will, upon request of the Securities and Exchange Commission, furnish copies of trust deeds and instruments relating to other long-term debt instruments of the Barclays Group.

5.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to the validity of the debt securities and contingent convertible securities.**

5.2	—	Opinion of Clifford Chance LLP, English solicitors to the Registrant, as to the validity of the debt securities, contingent convertible securities and ordinary shares.**

8.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to certain matters of U.S. taxation.**

8.2	—	Opinion of Clifford Chance LLP, English solicitors to the Registrant, as to certain matters of United Kingdom taxation (included in Exhibit 5.2 above).**

12.1	—	Calculation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges, preference share dividends and similar appropriations.**

23.1	—	Consent of PricewaterhouseCoopers LLP.

Number		Description

23.2	—	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1 above).**

23.3	—	Consent of Clifford Chance LLP (included in Exhibit 5.2 above).**

24.1	—	Powers of Attorney of certain Directors and Officers of Barclays PLC

24.2	—	Power of Attorney of Barclays PLC’s Authorized Representative in the United States.

25.1	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above*

25.2	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above*

25.3	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.**

*	Previously filed with the Barclays PLC Registration Statement on Form F-3 on May 3, 2011.
**	Previously filed with Post-Effective Amendment No. 1 to the Barclays PLC Registration Statement on Form F-3 on July 29, 2013.
***	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit on Form 6-K and incorporated herein by reference.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Barclays PLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 2 to Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on September 6, 2013.

BARCLAYS PLC

By:	/s/ Lawrence Dickinson
Name: Lawrence Dickinson Title: Company Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form F-3 has been signed below by the following persons in the capacities indicated, on September 6, 2013.

Signature	Title

Sir David Walker	Group Chairman

* Antony Jenkins	Chief Executive (Principal Executive Officer) and Executive Director

* Peter Estlin	Group Financial Controller and Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

David Booth	Non-Executive Director

* Tim Breedon CBE	Non-Executive Director

* Fulvio Conti	Non-Executive Director

* Simon Fraser	Non-Executive Director

* Reuben Jeffery III	Non-Executive Director

* Dambisa Moyo	Non-Executive Director

* Sir Michael Rake	Non-Executive Director

* Diane de Saint Victor	Non-Executive Director

* Sir John Sunderland	Non-Executive Director

* Frits van Paasschen	Non-Executive Director

* Joe Busuttil	Authorized Representative in the United States

*By:	/s/ Lawrence Dickinson
Name: Lawrence Dickinson Title: Attorney-in-Fact

INDEX TO EXHIBITS

Number		Description

1.1	—	Form of Underwriting Agreement for debt securities.*

1.2	—	Form of Underwriting Agreement for contingent convertible securities.**

1.3	—	Form of Underwriting Agreement for ordinary shares.***

3.1	—	Articles of Association of Barclays PLC (incorporated by reference to Form 6-K (File No. 001-09246) filed with the Securities and Exchange Commission on May 2, 2013).

4.1	—	Form of Senior Debt Indenture between Barclays PLC and The Bank of New York Mellon, as Trustee.*

4.2	—	Form of Dated Subordinated Debt Indenture between Barclays PLC and The Bank of New York Mellon, as Trustee.*

4.3	—

Form of Contingent Convertible Securities Indenture between Barclays PLC and The Bank of New York Mellon, as Trustee.**

The Company will, upon request of the Securities and Exchange Commission, furnish copies of trust deeds and instruments relating to other long-term debt instruments of the Barclays Group.

5.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to the validity of the debt securities and contingent convertible securities.**

5.2	—	Opinion of Clifford Chance LLP, English solicitors to the Registrant, as to the validity of the debt securities, contingent convertible securities and ordinary shares.**

8.1	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to certain matters of U.S. taxation.**

8.2	—	Opinion of Clifford Chance LLP, English solicitors to the Registrant, as to certain matters of United Kingdom taxation (included in Exhibit 5.2 above).**

12.1	—	Calculation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges, preference share dividends and similar appropriations.**

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1 above).**

23.3	—	Consent of Clifford Chance LLP (included in Exhibit 5.2 above).**

24.1	—	Powers of Attorney of certain Directors and Officers of Barclays PLC

24.2	—	Power of Attorney of Barclays PLC’s Authorized Representative in the United States.

25.1	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above*

25.2	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above*

25.3	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.**

*	Previously filed with the Barclays PLC Registration Statement on Form F-3 on May 3, 2011.
**	Previously filed with Post-Effective Amendment No. 1 to the Barclays PLC Registration Statement on Form F-3 on July 29, 2013.
***	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit on Form 6-K and incorporated herein by reference.